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                                                                 EXHIBIT 6(a)(8)

                                   FORM OF
                              AMENDED AND RESTATED
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                                AIM FUNDS GROUP
                                      AND
                            A I M DISTRIBUTORS, INC.

   (APPLICABLE TO CLASS A SHARES, CLASS C SHARES AND AIM CASH RESERVE SHARES)



       THIS AGREEMENT made this ___ day of August, 1997, by and between AIM FUNDS GROUP, a Delaware business trust (the "Company"), with respect to the series of beneficial interest set forth on Appendix A to this Agreement, and any applicable classes thereof, (the "Portfolios"), and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

       In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

       FIRST: The Company on behalf of the Portfolios hereby appoints the Distributor as its exclusive agent for the sale of shares of the Portfolios to the public directly and through investment dealers and financial institutions in the United States and throughout the world.

       SECOND: The Company shall not sell any shares of the Portfolios except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

       (A) the Company may issue shares of the Portfolios to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

       (B) the Company may issue shares of the Portfolios at their net asset value in connection with certain classes of transactions or to certain classes of persons, in accordance with Rule 22d-1
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under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class is specified in the then current prospectus of the applicable Portfolio.

       THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the shares of the Portfolios and agrees that it will use its best efforts to sell such shares; provided, however, that:

       (A) the Distributor may, and when requested by the Company on behalf of a Portfolio shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

       (B) the Company may withdraw the offering of the shares of a Portfolio (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the shares of the Portfolios. The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of shares of any Portfolio.

       FOURTH:

       (A) The public offering price of shares of a Portfolio (the "offering price") shall be the net asset value per share of the applicable Portfolio plus a sales charge, if any. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus of the applicable Portfolio. The sales charge shall be established by the Distributor, may reflect scheduled variations in, or the elimination of, sales charges on sales of a Portfolio's shares either generally to the public, or to any specified class of investors or in connection with any specified class of transactions, in accordance with Rule 22d-1 and as set forth in the then current prospectus of the applicable Portfolio. The Distributor shall apply any scheduled variation in, or elimination of, the selling commission uniformly to all offerees in the class specified.

       (B) The Company shall allow directly to investment dealers and other financial institutions through whom shares of the Portfolios are sold such portion of the sales charge as may be payable





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to them and specified by the Distributor, up to but not exceeding the amount of the total sales charge. The difference between any commissions so payable and the total sales charges included in the offering price shall be paid to the Distributor.

       (C) No provision of this Agreement shall be deemed to prohibit any payments by a Portfolio to the Distributor or by a Portfolio or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Company on behalf of a Portfolio pursuant to Rule 12b-1 under the 1940 Act.

       FIFTH: The Distributor shall act as agent of the Company on behalf of the Portfolios in connection with the sale and repurchase of shares of the Portfolios. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of shares of the Portfolios and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell shares of the Portfolios to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company on behalf of the Portfolios.

       SIXTH:  The Portfolios shall bear:

       (A) the expenses of qualification of shares of the Portfolios for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

       (B)    all legal expenses in connection with the foregoing.

       SEVENTH:

       (A) The Distributor shall bear the expenses of printing from the final proof and distributing the Portfolios' prospectuses and statements of additional information (including supplements





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thereto) relating to public offerings made by the Distributor pursuant to this
Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders of the Portfolios), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

       (B) The Distributor may be reimbursed for all or a portion of such expenses, or may receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Company on behalf of a Portfolio pursuant to Rule 12b-1 under the 1940 Act.

       EIGHTH: The Distributor will accept orders for the purchase of shares of the Portfolios only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

       NINTH: The Company, on behalf of the Portfolios, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of shares of the Portfolios.

       TENTH:

       (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Portfolios agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of a Portfolio, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or a Portfolio in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or a Portfolio may incur arising out of or based upon any act or





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deed of the Distributor or its sales representatives which has not been authorized by the Company or a Portfolio in its prospectus or in this Agreement.

       (B) The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of a Portfolio, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or a Portfolio in connection therewith by or on behalf of the Distributor.

       (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Portfolios' transfer agent(s), or for any failure of any such transfer agent to perform its duties.

       ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Agreement and Declaration of Trust, or to any applicable statute or regulation.

       TWELFTH: This Agreement shall become effective with respect to each Portfolio as of the date hereof, shall continue in force and effect until February 28, 1999, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to such Portfolio at least annually (a)(i) by the Board of Trustees of the Company or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Company's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

       THIRTEENTH:

       (A) This Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the applicable Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.





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       (B)    This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

       FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

       FIFTEENTH: Copies of the Agreement and Declaration of Trust, as amended, establishing the Company are on file with the Secretary of State of the State of Delaware, and notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Company individually, but are binding only upon the assets and property of the Company and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.





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       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.




                                            AIM FUNDS GROUP



                                            By:
                                                 --------------------------
                                                 Name:  Robert H. Graham
                                                 Title: President

Attest:



---------------------------
Name:
Title:


                                            A I M DISTRIBUTORS, INC.



                                            By:
                                                 --------------------------
                                                 Name:  Michael J. Cemo
                                                 Title: President

Attest:



---------------------------
Name:
Title:





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                                   APPENDIX A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM FUNDS GROUP


CLASS A SHARES
--------------

AIM Balanced Fund
AIM Global Utilities Fund
AIM Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Value Fund


CLASS C SHARES
--------------

AIM Balanced Fund
AIM Global Utilities Fund
AIM Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Value Fund


AIM CASH RESERVE SHARES
-----------------------

AIM Money Market Fund





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